UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

May 6, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, the Board of Directors (the “Board”) of Basin Water, Inc. (“Basin Water”) appointed Susan H. Snow to serve as a member of Class I of the Board and fill the vacancy created by the resignation of Mr. Jensen from the Board. Ms. Snow was nominated by the Board’s Nominating and Governance Committee and will serve as a member of the Board’s Audit Committee and Nominating and Governance Committee. Ms. Snow, 50, most recently served as Chief Financial Officer, Chief Administrative Officer and a Board Director of Maxim Systems, Inc. Prior to that service Ms. Snow has served in CFO and executive positions in other companies including positions at water systems companies. The Board also determined that Ms. Snow is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission.

As a non-employee director of Basin Water, Ms. Snow is eligible to participate in Basin Water’s Amended and Restated Director Compensation Policy filed as Exhibit 10.3 to Basin Water’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report on Form 10-K”). Basin Water also intends to execute an indemnification agreement with Ms. Snow, in the form of the indemnification agreement incorporated by reference as Exhibit 10.1 to the Annual Report on Form 10-K.

Ms. Snow was not nominated or appointed pursuant to any arrangement or understanding between her and any other person. There are no family relationships between Ms. Snow and any of Basin Water’s other directors or executive officers. There have been no related party transactions between Basin Water and Ms. Snow reportable under Item 404(a) of Regulation S-K.

A copy of Basin Water’s press release announcing the appointment of Ms. Snow is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
99.1	Press release issued by Basin Water, Inc. on May 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: May 6, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer, Chief Administrative Officer, Treasurer and Assistant Secretary

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